U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 10, 2012

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02   Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012, the Board of Directors of US Fuel Corporation appointed Stephen Luck. to the Board of Directors.

Stephen Luck
Mr. Luck is a business leader experienced in project and product development, strategic and financial planning across a wide range of business sectors, including renewable energy, alternative fuel and medical sectors.  An inventor and patent holder himself, Mr. Luck brings a special focus on assisting companies in the commercialization of innovative technology, to include packaging companies to obtain working capital and operational financing.  Mr. Luck participated in the development of the coal to diesel facility plan development acquired by US Fuel.  He studied Production Engineering at Rolls Royce Aero Engine Division, Hertfordshire, England and Harrow Technical College.

Item 8.01 Other Events

On Monday September 10, 2012, Robert Schwartz resigned from the Executive Committee and that Committee has been dissolved.

The Executive Decision Committee was formed on April 3, 2011 and consisted of Stanley Drinkwater, Harry Bagot, William Chady and Kenneth Faith.  The executive committee is empowered to exercise powers of the Board of Directors and management in affairs of the company to expedite the interests of the company.

On May 10, 2011, Kenneth Faith resigned as the Chief Financial Officer and a Director of Nuclear Solutions, Inc., now U.S. Fuel Corporation.  Mr. Faith’s resignation was required by a third party in order for him to participate in another business opportunity; his relationship with US Fuel was excellent.
Mr. Schwartz was added to the Executive Committee on June 24, 2011.

Mr. Schwartz was a significant contributor to the Committee; with the new Company management team, the Company participating in the Global Private Funding Incubation Program and advanced planning underway for the first facility, Mr. Schwartz determined that his services were no longer needed on the committee.

The Board of Directors thanks Mr. Schwartz for his numerous contributions to the corporation and we will continue to consult Mr. Schwartz as an advisor to the company.

On August 31, 2012, US Fuel announced that it would be filing an SEC Form 10-Q report “within 7 - 10 days”.  Preparing that report has taken longer than expected.  A draft SEC Form 10-Q for the period ending June 30, 2012 has been created and is being reviewed internally; the final document should be filed by September 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: September 10, 2012
/s/ Harry Bagot
By: Harry Bagot
President & CEO